SUB-ITEM 77Q1:  Exhibits

FEDERATED INSURANCE SERIES
Amendment No. 22 to the
AMENDED AND RESTATED DECLARATION OF TRUST
Dated July 16, 2004

The Amended and Restated Declaration of Trust is amended as follows:
A.Strike the first paragraph of Section 5 of Article
III from the Declaration of Trust and
substitute in its place the following:
Section 5.  Establishment and Designation of Series or
Class.Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:
Federated American Leaders Fund II
Primary Shares
Service Shares
Federated Capital Appreciation Fund II
Primary Shares
Service Shares
Federated Capital Income Fund II
Federated Equity Income Fund II
Federated Fund for U.S. Government Securities II
Federated High Income Bond Fund II
Primary Shares
Service Shares
Federated International Equity Fund II
Federated International Small Company Fund II
Federated Kaufmann Fund II
Primary Shares
Service Shares
Federated Market Opportunity Fund II
Federated Mid Cap Growth Strategies Fund II
Federated Prime Money Fund II
Federated Quality Bond Fund II
Primary Shares
Service Shares
	The undersigned hereby certify that the
above-stated Amendment is a true and correct
Amendment to the Amended and Restated Declaration of
 Trust, as adopted by the Board of
Trustees at a meeting on the 17th  day of November, 2005.


WITNESS the due execution hereof this 17th day
of November, 2005.
/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		          Lawrence D. Ellis, M.D.
/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden
/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.
/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.
/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts
/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh